UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                             -----------------------

                Date of Report (Date of earliest event reported):
                                February 4, 2003


                         United States Steel Corporation
      ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------    -------------------
   (State or other        (Commission File          (IRS Employer
   jurisdiction of             Number)           Identification No.)
    incorporation)

      600 Grant Street, Pittsburgh, PA              15219-2800
     ----------------------------------             ----------
      (Address of principal executive               (Zip Code)
                  offices)

                                 (412) 433-1121
                         ------------------------------
                         (Registrant's telephone number,
                              including area code)


<PAGE 2>

Item 5. Other Events

On February 4, 2003, United States Steel Corporation executed and delivered an underwriting agreement with J.P. Morgan Securities Inc. on behalf of itself and as representative of the other underwriters relating to the sale of 5,000,000 shares of 7.00% Series B Mandatory Convertible Preferred Shares in an underwritten public offering. The stock will be sold to the public at a price of $50.00 per share and United States Steel Corporation has agreed to an underwriting discount of $1.50 per share with net proceeds to United States Steel Corporation of $48.50 per share. United States Steel Corporation has granted the underwriters a customary over allotment option to purchase up to 750,000 shares on the same terms and conditions. United States Steel Corporation is filing this Report on Form 8-K for the purpose of incorporating this underwriting agreement into its Registration Statements on Form S-3 (Registration Statement No. 333-84200 and Registration Statement No. 333-99273). Attached is a copy of the underwriting agreement and of the press release announcing the pricing.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          1    Underwriting Agreement dated February 4, 2003

       99.1 Press Release - "U. S. Steel Prices $250 Million Mandatory Convertible Preferred Shares"


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Steel Corporation



By   /s/ Larry G. Schultz
     ---------------------------
     Larry G. Schultz
     Vice President and Controller



Dated:  February 5, 2003